For Immediate Release

Condor Hospitality Trust Reports First Quarter 2021 Results

BETHESDA, MD, May 10, 2021 – Condor Hospitality Trust, Inc. (NYSE American: CDOR) (the “Company”) today announced results of operations for the first quarter 2021.

FIRST QUARTER 2021 FINANCIAL HIGHLIGHTS

•

Portfolio Revenue Per Available Room (RevPAR): The 15 hotels Same-Store RevPAR in the first quarter 2021 decreased 33.1% to $53.16 compared to the first quarter 2020.  Same-Store Average Daily Rate (ADR) decreased 28.1% to $89.41 and Same-Store occupancy decreased 7.1% to 59.46% in the first quarter 2021 compared to the same period in 2020.  April 2021 RevPAR was $73.80 based on an occupancy of 70.6% and a $104.56 ADR.

•

Net Loss:  Net Loss Attributable to Common Shareholders was ($2.4) million or ($0.20) per diluted share in the first quarter 2021 compared to ($3.2) million or ($0.27) per diluted share for the same period in 2020.

•	Adjusted EBITDAre*: Adjusted EBITDAre decreased in the first quarter 2021 69.0% to $0.8 million from $2.7 million for the same period in 2020.
•

Adjusted Funds from Operations*: Adjusted Funds from Operations decreased $2.4 million in the first quarter 2021 to ($1.3) million or ($0.11) per diluted share compared to $1.1 million or $0.09 per diluted share in the same period in 2020.

•

Same-Store Hotel EBITDA*:  Same-Store Hotel EBITDA was $2.0 million in the first quarter 2021, a decrease of 50.9% from the same period in 2020.  Margin contracted 690 bps to 20.7% in the first quarter 2021 compared to 27.6% in the same period in 2020.

MANAGEMENT COMMENTARY

Bill Blackham, Condor’s Chief Executive Officer, commented: “The hospitality industry including Condor has faced unprecedented challenges appearing in the first quarter 2020 brought by the COVID-19 pandemic and the resulting near evaporation of demand.  Beginning in March of 2020 Condor acted quickly to substantially reduce portfolio operating expenses, reduce corporate overhead and enhance our sales efforts to capture more than our fair share of greatly reduced demand.  Our hotel portfolio returned to positive cash flow beginning in May 2020 and has remained positive throughout the remainder of 2020 and the first quarter of 2021.  We undertook steps to enhance liquidity including the successful completion of an amendment to our credit facility providing important covenant compliance deferrals and access to $13.4 million of revolving credit availability through the January 2023 extended maturity.

In the first quarter 2021 our portfolio continued outperforming, as compared to the overall industry which recorded 34.3% RevPAR declines nationally in the upscale chain scale as reported by Smith Travel Research, and our select service public REIT peer group, by having one of the lowest first quarter RevPAR decline compared to the same period in 2020 and at 20.7% one of the highest hotel portfolio EBITDA margins.  When eliminating the two Aloft hotels and the Indigo hotel in our portfolio which have larger food and beverage platforms the modified portfolio proforma margins increased to 26.9%.  Seasonal lower demand early in the first quarter changed considerably in later February with increased leisure travel driving the portfolio occupancy to 59.5% and the portfolio is positioned to enjoy benefits from the continuing increase leisure demand that we are currently experiencing and that we expect into second quarter 2021 having achieved a 70.6% portfolio occupancy for the month of April 2021.  We anticipate that business travel led initially by local business demand, and then regional demand, will begin late in the second quarter and improve over the remainder of 2021.

As a result of a lender that acquired the loan on our Leawood hotel late in December 2020 refusing to grant a financial covenants waiver for the fourth quarter 2020 that was granted by the previous lender for the first three quarters of 2020, the Company’s auditor issued an audit opinion with a going concern qualification.  This waiver refusal on a technical covenant on a loan where all payments are current occurred in the midst of an environment where industry practice has lenders granting such waivers so as a result the Company is underway with a process to identify alternatives to refinance the loan.”

Condor Hospitality Trust
Selected Statistical and Financial Data
As of and for the three months ended March 31,
(in thousands except statistical and per share amounts)

	(Unaudited)
	Three months ended March 31,
	2021	2020
Net Loss	$(2,187)	$(3,025)
Diluted Earnings (Loss) per Share	$(0.20)	$(0.27)
Adjusted EBITDAre*	$846	$2,725
Hotel EBITDA - Same-Store*	$1,996	$4,067
Hotel EBITDA Margin - Same-Store*	20.7%	27.6%
Adjusted FFO*	$(1,326)	$1,049
Adjusted FFO per Diluted Share*	$(0.11)	$0.09
Same-Store RevPAR*	$53.16	$79.50
Same-Store Occupancy*	59.46%	63.97%
Same-Store ADR*	$89.41	$124.28

The following table summarizes key hotel statistics during the first quarter of 2021, amid the COVID-19 pandemic, compared to the first quarter of 2020:

	January 2021	February 2021	March 2021	Three Months ended March 31, 2021	January 2020	February 2020	March 2020	Three Months ended March 31, 2020
Same-Store ADR*	$84.88	$88.31	$93.51	$89.41	$123.34	$127.06	$120.91	$124.28
Same-Store Occupancy*	51.42%	56.37%	70.29%	59.46%	71.89%	79.40%	41.58%	63.97%
Same-Store RevPAR*	$43.64	$49.77	$65.73	$53.16	$88.67	$100.89	$50.27	$79.50
Hotel EBITDA – Same-Store*	$299	$532	$1,165	$1,996	$1,702	$2,244	$121	$4,067
Hotel EBITDA Margin – Same-Store*	11.0%	18.9%	28.4%	20.7%	30.3%	37.7%	3.8%	27.6%

*Please see the Reg. G reconciliation tables at the end of this release. Financial data presented above includes results from prior to our 100% ownership of Atlanta Aloft.

OPERATIONS UPDATE

•

All Hotels Open:  All of Condor’s hotels are open with expanded and repetitive health and sanitation measures in place.  The Company in 2020 had closed 2 of its hotels in April but resumed full operations in July.

•

Enhanced Asset Management Efforts:  The Company working together with its third-party management companies has expanded sales efforts to include COVID-19 specific demand related to medical, hospital and university services and for the numerous disaster recovery and infrastructure improvement and reconstruction projects that create demand in our hotel markets.  We continue to aggressively pursue leisure, government, athletic and local and regional business related to travel in our hotel markets.  Since March 2020, the Company, working with our third-party management companies, have implemented cost elimination/cost reduction initiatives at our hotels through a variety of measures involving labor, services, amenities, contracts, and taxes.  As a result of these initiatives, Hotel EBITDA has been positive each month from May 2020 through the end of March 2021 and our RevPAR penetration index has remained above 100% fair share averaging 108.9% for the first quarter 2021 compared to 111.3% the same quarter in the previous year.

	May 2020	June 2020	July 2020	August 2020	September 2020	October 2020	November 2020	December 2020	January 2021	February 2021	March 2021
Hotel EBITDA	$14	$438	$385	$772	$405	$701	$180	$164	$299	$532	$1,165

	January 2020	February 2020	March 2020	Q1 2020	January 2021	February 2021	March 2021	Q1 2021
Hotel RevPAR Penetration Index	117.1%	110.1%	102.5%	111.3%	111.2%	103.2%	109.3%	108.9%

CASH BURN BEFORE CAPITAL EXPENDITURES

The Company had a first quarter 2021 cash burn of $1.4 million compared to $1.4 million in the third quarter and $2.1 million in the fourth quarter 2020. The majority of the cash burn was in the initial 60 days with March achieving breakeven before non-recurring expenses.  The cash burn analysis includes $0.2 million of principal amortization for the quarter.

(in thousands)	Three months ended March 31, 2021	One month ended March 31, 2021
Hotel EBITDA	$1,996	$1,165
Less: recurring general and administrative expense, excluding stock compensation expense	(1,111)	(377)
Less: unallocated hotel and property operations expense	(31)	(4)
Adjusted Corporate EBITDA	$854	$784
Less: debt service costs	(2,210)	(771)
Cash burn	$(1,356)	$13

CORPORATE LOAN FACILITY

On November 19, 2020 the Company amended the credit agreement for its $130 million revolving credit facility.  The key modifications and enhancements include:

•	Loan maturity was extended to January 2, 2023
•	Financial covenant compliance was suspended until September 30, 2021
•	Debt yield and leverage ratio covenants were eliminated and replaced with a borrowing base debt service coverage ratio
•

The debt service and fixed charge covenants, when applicable on September 30, 2021, were eased from 1.5X to 1.0X and ramp up to 1.5X on September 30, 2022.  Importantly, beginning with the September 30, 2021 calculations, quarterly figures are annualized until the quarter ending June 30, 2022 which will use the trailing 12 months figures

•	Borrowing availability was increased to $13.4 million
•	Dividends suspension was modified to allow the payment of common and preferred dividends when defined financial conditions are achieved.

BALANCE SHEET AND CAPITAL MARKETS ACTIVITY

As of March 31, 2021, the Company had cash and cash equivalents (including restricted cash) of $7.7 million and available revolver borrowing capacity of $10.2 million.  As of March 31, 2021, the Company had total outstanding long-term debt of $169.7 million associated with assets held for use with a weighted average maturity of 1.9 years and a weighted average interest rate of 3.79%.

CAPITAL INVESTMENTS

The Company invested $0.3 million in capital improvements throughout the portfolio in the three months ended March 31, 2021 to upgrade its properties and maintain brand standards.

OUTLOOK AND GUIDANCE

The Company has suspended guidance until further notice.

DIVIDENDS

On November 19, 2020, the Company amended its credit facility to permit payment of cash dividends to common and preferred shareholder when defined financial conditions are achieved.  The Company is not currently permitted to pay cash dividends pursuant to the terms of its credit facility.

EARNINGS CALL

The Company will not be conducting a first quarter earnings conference call.

About Condor Hospitality Trust, Inc.

Condor Hospitality Trust, Inc. (NYSE American: CDOR) is a self-administered real estate investment trust that specializes in the investment and ownership of upper midscale and upscale, premium-branded, select-service, extended-stay, and limited-service hotels in the top 100 Metropolitan Statistical Areas (“MSAs”) with a particular focus on the top 20 to 60 MSAs. The Company currently owns 15 hotels in 8 states.  Condor’s hotels are franchised by a number of the industry’s most well-regarded brand families including Hilton, Marriott, and InterContinental Hotels.

Forward-Looking Statement

This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include all statements that are not historical facts, and in some cases, can be identified by the use of forward-looking terminology such as “may”, “will”, “expect”, “intend”, “anticipate”, “estimate”, “believe”, “continue”, “project”, “plan”, the negative version of these words or other similar expressions.  Readers are cautioned not to place undue reliance on any such forward-looking statements.

All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements.  They are not guarantees of future performance and involve risks and uncertainties that are difficult to control or predict.  Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to, changes in economic conditions generally and the real estate market specifically, legislative/regulatory changes (including changes to laws governing the taxation of real estate investment trusts), availability of capital, risks associated with debt financing, interest rates, competition, supply and demand for hotel rooms in our current and proposed market areas, policies and guidelines applicable to real estate investment trusts, risks related to uncertainty and disruption in global economic markets as a result of COVID-19 (commonly referred to as the coronavirus), and other risks and uncertainties described herein, and in our filings with the Securities and Exchange Commission (“SEC”) from time to time.  These risks and uncertainties should be considered in evaluating any forward-looking statements.

The forward-looking statements represent Condor’s views as of the date on which such statements were made.  Condor anticipates that subsequent events and developments may cause those views to change.  These forward-looking statements should not be relied upon as representing Condor’s views as of any date subsequent to the date hereof.  Condor expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.

Additional factors that may affect the Company’s business or financial results are described in the risk factors included in the Company’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K

SELECTED FINANCIAL DATA:

Condor Hospitality Trust, Inc. and Subsidiaries

Consolidated Balance Sheets

 (In thousands, except share and per share data)

	As of
	March 31, 2021	December 31, 2020

Assets
Investment in hotel properties, net	$263,506	$265,831
Cash and cash equivalents	3,485	3,686
Restricted cash, property escrows	4,228	3,794
Accounts receivable, net	1,092	652
Prepaid expenses and other assets	956	1,230
Total Assets	$273,267	$275,193

Liabilities and Equity

Liabilities
Accounts payable, accrued expenses, and other liabilities	$5,945	$5,372
Dividends and distributions payable	924	762
Land option liability	8,497	8,497
Derivative liabilities, at fair value	744	880
Convertible debt, at fair value	15,022	16,875
Long-term debt, net of deferred financing costs	168,111	166,526
Total Liabilities	199,243	198,912

Equity
Shareholders' Equity
Preferred stock, 40,000,000 shares authorized:
6.25% Series E, 925,000 shares authorized, $.01 par value, 925,000 shares outstanding, liquidation preference of $10,174 and $10,012	10,050	10,050
Common stock, $.01 par value, 200,000,000 shares authorized; 12,019,769 and 12,014,743 shares outstanding	120	120
Additional paid-in capital	233,425	233,332
Accumulated deficit	(169,613)	(167,263)
Total Shareholders' Equity	73,982	76,239
Noncontrolling interest in consolidated partnership (Condor Hospitality Limited Partnership), redemption value of $15 and $17	42	42
Total Equity	74,024	76,281

Total Liabilities and Equity	$273,267	$275,193

Condor Hospitality Trust, Inc. and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share data)

	Three months ended March 31,
	2021	2020
Revenue
Room rentals and other hotel services	$9,644	$13,227
Operating Expenses
Hotel and property operations	7,679	9,815
Depreciation and amortization	2,643	2,710
General and administrative	1,260	1,193
Strategic alternatives, net	40	144
Total operating expenses	11,622	13,862
Operating loss	(1,978)	(635)
Net loss on disposition of assets	(3)	(9)
Equity in earnings of joint venture	-	80
Net gain (loss) on derivatives and convertible debt	1,988	(759)
Other income (expense), net	42	(28)
Interest expense	(2,209)	(1,980)
Loss before income taxes	(2,160)	(3,331)
Income tax benefit (expense)	(27)	306
Net loss	(2,187)	(3,025)
Loss attributable to noncontrolling interest	-	1
Net loss attributable to controlling interests	(2,187)	(3,024)
Dividends declared and undeclared on preferred stock	(163)	(145)
Net loss attributable to common shareholders	$(2,350)	$(3,169)

Earnings (Loss) per Share
Total - Basic Earnings (Loss) per Share	$(0.20)	$(0.27)
Total - Diluted Earnings (Loss) per Share	$(0.20)	$(0.27)

Reconciliation of Non-GAAP Financial Measures (Unaudited)

Non-GAAP financial measures are measures of our historical financial performance that are different from measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”).  We report Funds from Operations (“FFO”), Adjusted FFO (“AFFO”), Earnings Before Interest, Taxes, Depreciation, and Amortization (“EBITDA”), EBITDA for real estate (“EBITDAre”), Adjusted EBITDAre, and Hotel EBITDA as non-GAAP measures that we believe are useful to investors as key measures of our operating results and which management uses to facilitate a periodic evaluation of our operating results relative to those of our peers.  Our non-GAAP measures should not be considered as an alternative to U.S. GAAP net earnings as an indication of financial performance or to U.S. GAAP cash flows from operating activities as a measure of liquidity.  Additionally, these measures are not indicative of funds available to fund cash needs or our ability to make cash distributions as they have not been adjusted to consider cash requirements for capital expenditures, property acquisitions, debt service obligations, or other commitments.

FFO and AFFO

The following table reconciles net loss to FFO and AFFO for the three months ended March 31, 2021 and 2020. (in thousands). All amounts presented include our portion of the results of our unconsolidated Atlanta JV.

	Three months ended March 31,
Reconciliation of Net loss to FFO and AFFO	2021	2020
Net loss	$(2,187)	$(3,025)
Depreciation and amortization expense	2,643	2,710
Depreciation and amortization expense from JV	-	145
Net loss on disposition of assets	3	9
FFO	459	(161)
Dividends declared and undeclared on preferred stock	(163)	(145)
FFO attributable to common shares and common units	296	(306)
Net (gain) loss on derivatives and convertible debt	(1,988)	759
Strategic alternatives expense, net	40	144
Stock-based compensation expense	99	84
Amortization of deferred financing fees	227	275
Amortization of deferred financing fees from JV	-	93
AFFO attributable to common shares and common units	$(1,326)	$1,049

FFO attributable to common shares and common units - Basic	$296	$(306)
2020 Note interest and fair value adjustments	(1,593)	-
FFO attributable to common shares and common units - Diluted	$(1,297)	$(306)

FFO per common share and common unit - Basic	$0.02	$(0.03)
FFO per common share and common unit - Diluted	$(0.08)	$(0.03)

Weighted average common shares and common units - Basic FFO	11,996,576	11,955,628
Weighted average common shares and common units - Diluted FFO	16,023,217	11,955,628

AFFO attributable to common shares and common units - Basic and Diluted	$(1,326)	$1,049

AFFO per common share and common unit - Basic	$(0.11)	$0.09
AFFO per common share and common unit - Diluted	$(0.11)	$0.09

Weighted average common shares and common units - Basic AFFO	11,996,576	11,955,628
Weighted average common shares and common units - Diluted AFFO	11,996,576	11,963,762

We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which defines FFO as net earnings or loss computed in accordance with GAAP, excluding gains or losses from sales of real estate assets, impairment, and the depreciation and amortization of real estate assets.  FFO is calculated both for the Company in total and as FFO attributable to common shares and common units, which is FFO reduced by preferred stock dividends.  AFFO is FFO attributable to common shares and common units adjusted to exclude items we do not believe are representative of the results from our core operations, including non-cash gains or losses on derivatives and convertible debt, stock-based compensation expense, amortization of certain fees, losses on debt extinguishment, and in-kind dividends above stated rates, and cash charges for acquisition and equity transaction and strategic alternatives costs. All REITs do not calculate FFO and AFFO in the same manner; therefore, our calculation may not be the same as the calculation of FFO and AFFO for similar REITs.

We consider FFO to be a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time.  Since real estate values have historically risen or fallen with market conditions, we believe that FFO provides a meaningful indication of our performance.  We believe that AFFO provides useful supplemental information to investors regarding our ongoing operating performance that, when considered with net income and FFO, is beneficial to an investor’s understanding of our operating performance. We present FFO and AFFO per common share and common unit because our common units are redeemable for common shares.  We believe it is meaningful for the investor to understand FFO and AFFO applicable to common shares and common units.

EBITDA, EBITDAre, Adjusted EBITDAre, Hotel EBITDA and Hotel EBITDA Proforma

The following table reconciles net loss to EBITDA, EBITDAre, Adjusted EBITDAre, and Hotel EBITDA for the three months ended March 31, 2021 and 2020 (in thousands). All amounts presented our portion of the results of our unconsolidated Atlanta JV.

	Three months ended March 31,
Reconciliation of Net loss to EBITDA, EBITDAre, Adjusted EBITDAre, and Hotel EBITDA	2021	2020
Net loss	$(2,187)	$(3,025)
Interest expense	2,209	1,980
Interest expense from JV	-	225
Income tax expense (benefit)	27	(306)
Depreciation and amortization expense	2,643	2,710
Depreciation and amortization expense from JV	-	145
EBITDA	2,692	1,729
Net loss on disposition of assets	3	9
EBITDAre	2,695	1,738
Net loss (gain) on derivatives and convertible debt	(1,988)	759
Stock-based compensation expense	99	84
Strategic alternatives, net	40	144
Adjusted EBITDAre	846	2,725
General and administrative expense, excluding stock compensation expense	1,161	1,109
Other (income) expense, net	(42)	28
Unallocated hotel and property operations expense	31	94
Hotel EBITDA	$1,996	$3,956

Revenue	$9,644	$13,227
JV revenue	-	1,218
Condor and JV revenue	$9,644	$14,445
Hotel EBITDA as a percentage of revenue	20.7%	27.4%

Three months ended March 31,
Reconciliation of Hotel EBITDA to Hotel EBITDA Proforma	2021
Hotel EBITDA	$1,996
Less: Proforma Property Exclusions	10
Hotel EBITDA Proforma**	$2,006

Total Company and JV revenue	$9,644
Less: Proforma Property Exclusions	(2,185)
Hotel Revenue Proforma**	$7,459
Proforma Margin	26.9%

**Proforma amounts do not include results for full service food and beverage properties, Atlanta Aloft, Leawood Aloft, and College Park Hotel Indigo

	Three months ended March 31, 2021	Three months ended December 31, 2020	Three months ended September 30, 2020
Reconciliation of Hotel EBITDA to Cash Burn
Hotel EBITDA	$1,996	$1,045	$1,562
Less: recurring general and administrative expense, excluding stock compensation expense	(1,111)	(968)	(1,013)
Less: unallocated hotel and property operations expense	(31)	(61)	(57)
Adjusted Corporate EBITDA	$854	$16	$492
Less: debt service costs	(2,210)	(2,108)	(1,865)
Cash burn	$(1,356)	$(2,092)	$(1,373)

We calculate EBITDA, EBITDAre, and Adjusted EBITDAre by adding back to net earnings or loss certain non-operating expenses and certain non-cash charges which are based on historical cost accounting that we believe may be of limited significance in evaluating current performance. We believe these adjustments can help eliminate the accounting effects of depreciation and amortization and financing decisions and facilitate comparisons of core operating profitability between periods. In calculating EBITDA, we add back to net earnings or loss interest expense, loss on debt extinguishment, income tax expense, and depreciation and amortization expense.  NAREIT adopted EBITDAre in order to promote an industry-wide measure of REIT operating performance.  We adjust EBITDA by adding back net gain/loss on disposition of assets and impairment charges to calculate EBITDAre.  To calculate Adjusted EBITDAre, we adjust EBITDAre to add back acquisition and terminated transactions expense and equity transactions and strategic alternatives expense, which are cash charges. We also add back stock –based compensation expense and gain/loss on derivatives and convertible debt, which are non-cash charges.  EBITDA, EBITDAre, and Adjusted EBITDAre, as presented, may not be comparable to similarly titled measures of other companies.

We believe EBITDA, EBITDAre, and Adjusted EBITDAre to be useful additional measures of our operating performance, excluding the impact of our capital structure (primarily interest expense), our asset base (primarily depreciation and amortization expense), and other items we do not believe are representative of the results from our core operations.

The Company further excludes general and administrative expenses, other non-operating income or expense, and certain hotel and property operations expenses that are not allocated to individual properties in assessing hotel performance (primarily certain general liability and other insurance costs, land lease costs, and office and banking fees) from Adjusted EBITDAre to calculate Hotel EBITDA.  Hotel EBITDA, as presented, may not be comparable to similarly titled measures of other companies.

Hotel EBITDA is intended to isolate property level operational performance over which the Company’s hotel operators have direct control.  We believe Hotel EBITDA is helpful to investors as it better communicates the comparability of our hotels’ operating results for all of the Company’s hotel properties and is used by management to measure the performance of the Company’s hotels and the effectiveness of the operators of the hotels.

Same-Store Revenue and Hotel EBITDA

The following tables present our same-store revenue, Hotel EBITDA, and Hotel EBITDA margin broken down by property type for the three months ended March 31, 2021 and 2020 (in thousands) and reconcile these same-store measures to total revenue and Hotel EBITDA as presented above.  Same-store results include all our hotels owned at December 31, 2020.  Results for the hotels for periods prior to our ownership were provided to us by prior owners and have not been adjusted by us or audited or reviewed by our independent auditors. All amounts presented include our portion of the results of our unconsolidated Atlanta Aloft JV.  Results for periods prior to the Company’s ownership have not been included in the Company’s actual consolidated financial statements and are included here only for comparison purposes.

	Revenue - Reconciliation of Actual to Same-Store
	Three months ended March 31,
	2021	2020
Condor and JV Revenue - Actual	$9,644	$14,445
Revenue earned on properties disposed of prior to March 31, 2021 during the period of ownership	-	-
Revenue earned related to joint venture interest in the Atlanta JV prior to acquisition of this interest on February 14, 2020	-	304
Total Revenue - Same-Store	$9,644	$14,749

	Hotel EBITDA - Reconciliation of Actual to Same-Store
	Three months ended March 31,
	2021	2020
Condor and JV Hotel EBITDA - Actual	$1,996	$3,956
Hotel EBITDA earned on properties disposed of prior to March 31, 2021 during the period of ownership	-	-
Hotel EBITDA earned related to joint venture interest in the Atlanta JV prior to acquisition of this interest on February 14, 2020	-	111
Total Hotel EBITDA - Same-Store	$1,996	$4,067

	Hotel EBITDA Margin
	Three months ended March 31,
	2021	2020
Total Hotel EBITDA Margin	20.7%	27.6%

The following tables present our monthly results presented reconciling net income (loss) to EBITDA, EBITDAre, Adjusted EBITDAre, and Hotel EBITDA, as well as Hotel EBITDA Same-Store and Hotel EBITDA Same-Store margins.

Reconciliation of Net loss to EBITDA, EBITDAre, Adjusted EBITDAre, and Hotel EBITDA	Month ending May 31, 2020	Month ending June 30, 2020		Month ending July 31, 2020	Month ending Aug 31, 2020	Month ending Sept 30, 2020	Month ending Oct 31, 2020	Month ending Nov 30, 2020	Month ending Dec 31, 2020	Month ending January 30, 2021	Month ending February 28, 2021	Month ending March 31, 2021
Net income (loss)	$(1,999)		$(1,571)	$(1,670)	$(1,816)	$(1,321)	$4,365	$(1,826)	$(7,578)	$(1,662)	$(1,529)	$1,004
Interest expense	698		676	707	708	688	743	794	791	755	693	761
Interest expense from JV	-		-	-	-	-	-	-	-	-	-	-
Income tax expense (benefit)	9		(79)	9	9	9	9	9	(53)	9	9	9
Depreciation and amortization expense	926		926	926	926	927	903	904	882	880	881	882
Depreciation and amortization expense from JV	-		-	-	-	-	-	-	-	-	-	-
EBITDA	$(366)		$(48)	$(28)	$(173)	$303	$6,020	$(119)	$(5,958)	$(18)	$54	$2,656
Net loss on disposition of assets	-		-	-	1	1	1	2	2	1	2	-
EBITDAre	$(366)		$(48)	$(28)	$(172)	$304	$6,021	$(117)	$(5,956)	$(17)	$56	$2,656
Net loss (gain) on derivatives and convertible debt	-		(18)	(3)	(3)	(126)	(3)	(3)	5,728	-	-	(1,988)
Stock-based compensation expense	18		46	10	23	37	(123)	17	43	17	17	65
Acquisition and terminated transactions expense	-		-	-	-	-	-	-	-	-	-	-
Strategic alternatives, net	17		52	40	494	602	(5,577)	-	11	-	-	40
Adjusted EBITDAre	$(331)		$32	$19	$342	$817	$318	$(103)	$(174)	$-	$73	$773
General and administrative expense, excluding stock compensation expense	313		276	337	405	81	324	318	326	278	456	427
Other expense (income), net	(2)		58	2	1	(499)	34	(61)	2	(2)	(1)	(39)
Unallocated hotel and property operations expense	34		72	27	24	6	25	26	10	23	4	4
Hotel EBITDA	$14		$438	$385	$772	$405	$701	$180	$164	$299	$532	$1,165

Hotel EBITDA earned on properties owned at December 31, 2020 prior to ownership	-		-	-	-	-	-	-	-	-	-	-
Hotel EBITDA - Same-Store	$14		$438	$385	$772	$405	$701	$180	$164	$299	$532	$1,165

Revenue	$1,706		$2,280	$2,782	$3,058	$3,001	$3,215	$2,560	$2,534	$2,729	$2,817	$4,098
JV Revenue	-		-	-	-	-	-	-	-	-	-	-
Condor and JV Revenue	1,706		2,280	2,782	3,058	3,001	3,215	2,560	2,534	2,729	2,817	4,098
Revenue earned on properties owned at December 31, 2020 prior to ownership	-	-	-	-	-	-	-	-	-	-	-	-
Total Revenue - Same-Store	$1,706		$2,280	$2,782	$3,058	$3,001	$3,215	$2,560	$2,534	$2,729	$2,817	$4,098
Hotel EBITDA - Same-Store as a percentage of revenue	0.8%		19.2%	13.8%	25.2%	13.5%	21.8%	7.0%	6.5%	11.0%	18.9%	28.4%

Reconciliation of Net income (loss) to EBITDA, EBITDAre, Adjusted EBITDAre, and Hotel EBITDA	Month ending January 30, 2020	Month ending February 28, 2020	Month ending March 31, 2020
Net income (loss)	$(724)	$124	$(2,425)
Interest expense	606	664	710
Interest expense from JV	169	56	-
Income tax expense (benefit)	5	5	(316)
Depreciation and amortization expense	804	952	954
Depreciation and amortization expense from JV	109	36	-
EBITDA	$969	$1,837	$(1,077)
Net loss on disposition of assets	2	1	6
EBITDAre	$971	$1,838	$(1,071)
Net loss on derivatives and convertible debt	-	-	759
Stock-based compensation expense	32	30	22
Strategic alternatives, net	235	(137)	46
Adjusted EBITDAre	$1,238	$1,731	$(244)
General and administrative expense, excluding stock compensation expense	350	457	302
Other expense, net	10	9	9
Unallocated hotel and property operations expense	18	22	54
Hotel EBITDA	$1,616	$2,219	$121

Hotel EBITDA earned on properties owned at December 31, 2020 prior to ownership	86	25	-
Hotel EBITDA - Same-Store	$1,702	$2,244	$121

Revenue	$4,511	$5,542	$3,174
JV Revenue	890	328	-
Condor and JV Revenue	5,401	5,870	3,174
Revenue earned on properties owned at December 31, 2020 prior to ownership	223	81	-
Total Revenue - Same-Store	$5,624	$5,951	$3,174
Hotel EBITDA - Same-Store as a percentage of revenue	30.3%	37.7%	3.8%

Condor Hospitality Trust, Inc. Operating Statistics

The following tables present our same-store occupancy, ADR, and RevPAR for all our hotels owned at December 31, 2020.  Same-store occupancy, ADR, and RevPAR reflect the performance of hotels during the entire period, regardless of our ownership during the period presented.  Results for the hotels for periods prior to our ownership were provided to us by prior owners and have not been adjusted by us or audited or reviewed by our independent auditors.  The performance metrics for the hotel acquired through our Atlanta JV, also presented below, reflect 100% of the operating results of the property, including our interest and the interest of our partner.

	Three months ended March 31,
	2021			2020
	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
Solomons Hilton Garden Inn	54.82%	$93.12	$51.05	59.12%	$123.08	$72.77
Atlanta Hotel Indigo	49.66%	$82.83	$41.14	67.47%	$102.33	$69.05
Jacksonville Courtyard by Marriott	69.27%	$84.85	$58.78	70.20%	$121.25	$85.12
San Antonio SpringHill Suites	44.60%	$87.10	$38.85	62.04%	$132.12	$81.97
Leawood Aloft	35.55%	$77.49	$27.54	51.52%	$123.39	$63.57
Lexington Home2 Suites	63.27%	$81.74	$51.72	60.30%	$102.32	$61.70
Round Rock Home2 Suites	66.65%	$74.03	$49.34	59.47%	$109.07	$64.87
Tallahassee Home2 Suites	79.81%	$101.74	$81.20	68.32%	$135.96	$92.88
South Haven Home2 Suites	86.34%	$93.80	$80.99	75.95%	$111.65	$84.80
Lake Mary Hampton Inn & Suites	67.06%	$104.13	$69.83	68.78%	$149.89	$103.10
Austin Residence Inn	71.27%	$80.51	$57.38	68.63%	$129.18	$88.65
El Paso Fairfield Inn	66.25%	$75.01	$49.70	74.22%	$109.43	$81.22
Austin TownePlace Suites	70.71%	$79.11	$55.94	61.93%	$108.54	$67.23
Summerville Home2 Suites	61.59%	$99.89	$61.52	67.26%	$119.67	$80.48
Atlanta Aloft	38.82%	$110.70	$42.97	55.46%	$154.36	$85.60
Total Same-Store Portfolio	59.46%	$89.41	$53.16	63.97%	$124.28	$79.50

Condor Hospitality Trust, Inc.
Property List | As of March 31, 2021

New Investment Platform | Acquired from January 1, 2012 - March 31, 2021
	Hotel Name	City	State	Rooms	Acquisition Date	Purchase Price (in millions)
1	Hilton Garden Inn	Dowell/Solomons	MD	100	05/25/2012	$11.5
2	SpringHill Suites	San Antonio	TX	116	10/01/2015	$17.5
3	Courtyard by Marriott	Jacksonville	FL	120	10/02/2015	$14.0
4	Hotel Indigo	College Park	GA	142	10/02/2015	$11.0
5	Aloft[1]	Atlanta	GA	254	08/22/2016	$43.6
6	Aloft	Leawood	KS	156	12/14/2016	$22.5
7	Home2 Suites	Lexington	KY	103	03/24/2017	$16.5
8	Home2 Suites	Round Rock	TX	91	03/24/2017	$16.8
9	Home2 Suites	Tallahassee	FL	132	03/24/2017	$21.5
10	Home2 Suites	Southaven	MS	105	04/14/2017	$19.0
11	Hampton Inn & Suites	Lake Mary	FL	130	06/19/2017	$19.3
12	Fairfield Inn & Suites	El Paso	TX	124	08/31/2017	$16.4
13	Residence Inn	Austin	TX	120	08/31/2017	$22.4
14	TownePlace Suites	Austin	TX	122	01/18/2018	$19.8
15	Home2 Suites	Summerville	SC	93	02/21/2018	$16.3
	Total Portfolio | March 31, 2021			1,908		$288.1

1 |Represents the purchase statistics from the purchase of this hotel by the originally 80% owned unconsolidated joint venture.  The Company purchased the remaining 20% interest in the joint venture from our joint venture partner on February 14, 2020 for $7.3 million.

55 Dispositions | For Period January 1, 2015 - March 31, 2021
	Hotel Name	City	State	Rooms	Disposition Date	Gross Proceeds (in millions)
1	Super 8	West Plains	MO	49	01/15/2015	$1.5
2	Super 8	Green Bay	WI	83	01/29/2015	$2.2
3	Super 8	Columbus	GA	74	03/16/2015	$0.9
4	Sleep Inn & Suites	Omaha	NE	90	03/19/2015	$2.9
5	Savannah Suites	Chamblee	GA	120	04/01/2015	$4.4
6	Savannah Suites	Augusta	GA	172	04/01/2015	$3.4
7	Super 8	Batesville	AR	49	04/30/2015	$1.5
8	Days Inn	Ashland	KY	63	07/01/2015	$2.2
9	Comfort Inn	Alexandria	VA	150	07/13/2015	$12.0
10	Days Inn	Alexandria	VA	200	07/13/2015	$6.5
11	Super 8	Manhattan	KS	85	08/28/2015	$3.2
12	Quality Inn	Sheboygan	WI	59	10/06/2015	$2.3
13	Super 8	Hays	KS	76	10/14/2015	$1.9
14	Days Inn	Glasgow	KY	58	10/16/2015	$1.8
15	Super 8	Tomah	WI	65	10/21/2015	$1.4
16	Rodeway Inn	Fayetteville	NC	120	11/03/2015	$2.6
17	Savannah Suites	Savannah	GA	160	12/22/2015	$4.0
	Total 2015			1,673		$54.7
18	Super 8	Kirksville	MO	61	01/04/2016	$1.5
19	Super 8	Lincoln	NE	133	01/07/2016	$2.8
20	Savannah Suites	Greenville	SC	170	01/08/2016	$2.7
21	Super 8	Portage	WI	61	03/30/2016	$2.4
22	Super 8	O'Neill	NE	72	04/25/2016	$1.7
23	Quality Inn	Culpeper	VA	49	05/10/2016	$2.2
24	Super 8	Storm Lake	IA	59	05/19/2016	$2.8
25	Clarion Inn	Cleveland	TN	59	05/24/2016	$2.2
26	Super 8	Coralville	IA	84	05/26/2016	$3.4
27	Super 8	Keokuk	IA	61	05/27/2016	$2.2
28	Comfort Inn	Chambersburg	PA	63	06/06/2016	$2.1
29	Super 8	Pittsburg	KS	64	08/08/2016	$1.6

30	Super 8	Mount Pleasant	IA	54	09/09/2016	$1.9
31	Quality Inn	Danville	KY	63	09/19/2016	$2.3
32	Super 8	Menomonie	WI	81	09/26/2016	$3.0
33	Comfort Inn	Glasgow	KY	60	10/14/2016	$2.4
34	Days Inn	Sioux Falls	SD	86	11/04/2016	$2.1
35	Comfort Inn	Shelby	NC	76	11/07/2016	$4.1
36	Comfort Inn	Rocky Mount	VA	61	11/17/2016	$2.2
37	Days Inn	Farmville	VA	59	11/17/2016	$2.4
38	Comfort Suites	Marion	IN	62	11/18/2016	$3.0
39	Comfort Inn	Farmville	VA	50	11/30/2016	$2.6
40	Quality Inn	Princeton	WV	50	12/05/2016	$2.1
41	Super 8	Burlington	IA	62	12/21/2016	$2.8
42	Savannah Suites	Atlanta	GA	164	12/22/2016	$2.9
	Total 2016			1,864		$61.4
43	Comfort Inn	New Castle	PA	79	03/27/2017	$2.5
44	Super 8	Billings	MT	106	03/28/2017	$4.2
45	Comfort Inn	Harlan	KY	61	04/03/2017	$1.9
46	Comfort Suites	Lafayette	IN	62	04/18/2017	$3.9
47	Key West Inn	Key Largo	FL	40	05/17/2017	$7.6
48	Quality Inn	Morgantown	WV	81	08/30/2017	$2.6
49	Days Inn	Bossier City	LA	176	09/13/2017	$1.4
50	Comfort Inn & Suites	Warsaw	IN	71	12/20/2017	$5.0
	Total 2017			676		$29.1
51	Supertel Inn/Conference Center	Creston	IA	41	01/25/2018	$2.1
52	Comfort Suites	South Bend	IN	135	03/15/2018	$6.1
53	Comfort Suites	Ft. Wayne	IN	127	05/30/2018	$7.1
54	Super 8	Creston	IA	121	08/30/2018	$5.1
	Total 2018			424		$20.4
55	Quality Inn	Solomons	MD	59	03/22/2019	$4.3
	Total 2019			59		$4.3

	Total Dispositions			4,696		$169.9

Acquisitions | For Period January 1, 2015 – March 31, 2021
	Hotel Name	City	State	Rooms	Acquisition Date	Purchase Price (in millions)
1	SpringHill Suites	San Antonio	TX	116	10/01/2015	$17.5
2	Courtyard by Marriott	Jacksonville	FL	120	10/02/2015	$14.0
3	Hotel Indigo	College Park	GA	142	10/02/2015	$11.0
4	Aloft[1]	Atlanta	GA	254	08/22/2016	$43.6
5	Aloft	Leawood	KS	156	12/14/2016	$22.5
6	Home2 Suites	Lexington	KY	103	03/24/2017	$16.5
7	Home2 Suites	Round Rock	TX	91	03/24/2017	$16.8
8	Home2 Suites	Tallahassee	FL	132	03/24/2017	$21.5
9	Home2 Suites	Southaven	MS	105	04/14/2017	$19.0
10	Hampton Inn & Suites	Lake Mary	FL	130	06/19/2017	$19.3
11	Fairfield Inn & Suites	El Paso	TX	124	08/31/2017	$16.4
12	Residence Inn	Austin	TX	120	08/31/2017	$22.4
13	TownePlace Suites	Austin	TX	122	01/18/2018	$19.8
14	Home2 Suites	Summerville	SC	93	02/21/2018	$16.3
	Total Acquisitions			1,808		$276.6

1 | Represents the purchase statistics from the purchase of this hotel by the originally 80% owned unconsolidated joint venture.  The Company purchased the remaining 20% interest in the joint venture from our joint venture partner on February 14, 2020 for $7.3 million.